The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.
 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-265805
Subject to completion, dated December 7, 2022
Preliminary prospectus supplement
(To prospectus dated July 27, 2022)
$125,000,000
Replimune Group, Inc.
Common stock
Pre-funded warrants to purchase shares of common stock
We are offering $125,000,000 of shares of our common stock and, in lieu of common stock to certain investors, pre-funded warrants to purchase shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. The purchase price of each pre-funded warrant will equal the price per share at which shares of our common stock are being sold to the public in this offering, minus $0.0001, which is the exercise price of each pre-funded warrant. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the pre-funded warrants.
Our common stock is listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol “REPL.” On December 6, 2022, the last reported sale price of our common stock on Nasdaq was $18.89 per share. We do not intend to list the pre-funded warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system.
We are an “emerging growth company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Prospectus supplement summary—Implications of being an emerging growth company and smaller reporting company.”
Investing in our common stock or pre-funded warrants involves significant risks. See “Risk factors” beginning on page S-14 of this prospectus supplement as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should consider before deciding to purchase our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per share	Per pre-funded warrant	Total
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds to Replimune Group, Inc. (before expenses)	$	$	$
(1)   See “Underwriting” beginning on page S-28 of this prospectus supplement for additional information regarding total underwriting compensation.
Delivery of the shares of common stock and pre-funded warrants is expected to be made on or about December   , 2022. We have granted the underwriters an option for a period of 30 days to purchase up to an additional $18,750,000 of shares of our common stock at the public offering price less the underwriting discounts and commissions.
Joint Book-Running Managers
J.P. Morgan	SVB Securities
The date of this prospectus supplement is December   , 2022.

Prospectus supplement
Prospectus

S-i

About this prospectus supplement
This prospectus supplement and the accompanying prospectus relate to an offering of our common stock and pre-funded warrants. Before buying any of the common stock or pre-funded warrants that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where you can find more information” and “Incorporation by reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the securities offered hereby and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering and some of which may have been supplemented or superseded by information in this prospectus supplement or documents incorporated or deemed to be incorporated by reference into this prospectus supplement that we filed with the Securities and Exchange Commission, or SEC, subsequent to the date of the prospectus. When we refer only to the “prospectus,” we are referring to both parts combined. To the extent that there is any conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, on the other hand, you should rely on the information in this prospectus supplement.
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC, utilizing a “shelf” registration process. Such registration statement also includes exhibits that provide more detail on the matters discussed in this prospectus supplement and the accompanying prospectus. You should read this prospectus supplement, the accompanying prospectus, including the information incorporated by reference, the exhibits filed with the SEC, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.
We are responsible for the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any free writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering and we take no responsibility for any other information others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any sale of our common stock or pre-funded warrants. Our business, financial condition, results of operations and prospects may have changed since that date.
For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus in jurisdictions outside of the United States are required to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus outside of the United States.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus supplement, the accompanying prospectus, any related free-writing prospectus and the information incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.
Unless the context otherwise requires, references in this prospectus supplement to (i) “Replimune,” the “Company,” “we,” “us” and “our” refer to Replimune Group, Inc. and its consolidated subsidiaries, (ii) a “year” are references to the applicable calendar year and not our fiscal year, (iii) “pre-funded warrants” are to the pre-funded warrants offered to certain investors hereby, and (iv) “existing pre-funded warrants” are to the pre-funded warrants in respect of an aggregate of 5,284,238 shares of our common stock we issued in November 2019, June 2020 and October 2020.

Market data
This prospectus supplement and the documents incorporated by reference herein include market and industry data and forecasts concerning our business and the markets for certain cancers, including data regarding the estimated size of those markets and the incidence and prevalence of certain medical conditions, that we have derived from independent consultant reports, publicly available information, various industry, medical and general publications, other published industry sources, government data and our internal data and estimates. Independent consultant reports, industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable. Our internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions.

Cautionary statement regarding forward-looking statements
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities and Exchange Act of 1934, as amended, or the Exchange Act. Any statements, other than statements of historical facts, contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein may be deemed to be forward-looking statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, among other things:
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the timing, progress, and results of preclinical studies and clinical trials for our product candidates, including the timing of initiation and completion of studies or trials and related preparatory work and the period during which the results of the trials will become available;

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our ability to obtain additional funding as necessary;

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the timing, scope or likelihood of regulatory filings and approvals, including timing of our Biologics License Application, or BLA, and filing for, and final approval by the U.S. Food and Drug Administration, or the FDA, of, RP1 or any of our other product candidates;

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the timing, scope, or likelihood of foreign regulatory filings and approvals;

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our ability to develop our product candidates for use in combination with other checkpoint blockade therapies, including anti-PD-1;

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our ability to develop and advance any future product candidates into, and successfully complete, clinical trials;

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our expectations regarding the size of the patient populations for RP1, RP2 and/or RP3 or any other product candidates from our RPx platform if approved for commercial use;

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our ability to successfully complete transfer of our product manufacturing to our in-house manufacturing facility from our contract manufacturers including comparability analysis and to qualify, obtain approval for, and maintain successful operation, approval and qualification of our in-house manufacturing operations;

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our ability to obtain and maintain sufficient quantities of raw material supplies or access single or limited sources of goods or services needed to build or maintain our product candidate supplies or otherwise operate our in-house manufacturing facility;

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the costs of operating our in-house manufacturing facility;

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our estimates regarding expenses and capital requirements;

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the implementation of our business model and our strategic plans for our business, RP1 and our other product candidates;

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the rate and degree of market acceptance and clinical utility of RP1 and our other product candidates;

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the potential benefits of and our ability to establish or maintain future collaborations or strategic relationships;

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our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals;

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our intellectual property position, including the scope of protection we are able to establish and maintain for intellectual property rights covering RP1 and our other product candidates, claims others may make regarding rights in our intellectual property, and any potential infringement, misappropriation or other violation of any third-party intellectual property rights;

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our competitive position, and developments and projections relating to our competitors and our industry;

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negative developments in the field of immuno-oncology;

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the impact of laws and regulations;

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the impact of the COVID-19 coronavirus, or COVID-19, as a global pandemic and related public health, travel and supply chain issues;

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the impact of the Russian invasion of Ukraine on the global economy and related governmental imposed sanctions;

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our expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act; and

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the other risks and uncertainties described under the caption “Risk factors” in this prospectus supplement and under the caption “Risk factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2022, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, and our subsequent filings that are incorporated by reference into this prospectus supplement.

The forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein relate only to events as of the date on which the statements are made. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein. Moreover, we operate in a competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent required by applicable law. You should not rely on forward-looking statements as predictions of future events. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

Prospectus supplement summary
The following summary highlights selected information contained or incorporated by reference elsewhere in this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus supplement, including the information under the caption “Risk factors” beginning on page S-14 of this prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. You should also carefully read the other information incorporated by reference into this prospectus supplement, including our financial statements and the related notes, and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.
Our company
Overview
We are a clinical-stage biotechnology company committed to applying our leading expertise in the field of oncolytic immunotherapy to transform the lives of cancer patients through our novel tumor-directed oncolytic immunotherapies. Our proprietary tumor-directed oncolytic immunotherapy product candidates are designed and intended to maximally activate the immune system against cancer.
Oncolytic immunotherapy is an emerging drug class, which we intend to establish as the second cornerstone of immune-based cancer treatments, alongside checkpoint blockade. Oncolytic immunotherapy exploits the ability of certain viruses to selectively replicate in and directly kill tumors, as well as induce a potent, patient-specific, anti-tumor immune response. Our product candidates incorporate multiple mechanisms of action into a practical “off-the-shelf” approach that is intended to maximize the immune response against a patient’s cancer and to offer significant advantages over other approaches to inducing anti-tumor immunity, including personalized vaccine approaches. We believe that the bundling of multiple approaches for the treatment of cancer into single therapies will increase clinical efficacy and simplify the development path of our product candidates, while also improving patient outcomes at a lower cost to the healthcare system than the use of multiple different drugs.
Our proprietary RPx platform is based on a proprietary, engineered strain of herpes simplex virus 1, or HSV-1, backbone with payloads added to maximize immunogenic cell death and the induction of a systemic anti-tumor immune response. The RPx platform has a dual local and systemic mechanism of action, or MOA, consisting of direct selective virus-mediated killing of the tumor resulting in the release of tumor-derived antigens and altering of the tumor microenvironment to ignite a strong and durable systemic response. This MOA is expected to be synergistic with most established and experimental cancer treatment modalities, and, with an attractive safety profile, the RPx platform is expected to have the versatility to be developed alone or combined with a variety of other treatment options. We currently have three RPx product candidates in our development pipeline, RP1 (vusolimogene oderparepvec), our lead product candidate, RP2 and RP3. Although our fiscal year ends March 31st, our programs and program updates are reported on a calendar year basis.
We are conducting a number of clinical trials of RP1, both as a monotherapy and in combination with anti-PD-1 therapy, with a focus on immune-responsive tumors. We have completed enrolling patients in a randomized, controlled Phase-2 clinical trial of RP1 with cutaneous squamous cell carcinoma, or CSCC, RP1’s lead indication, which is referred to herein as CERPASS or the CERPASS trial, under an agreement with our partner Regeneron Pharmaceuticals, Inc., or Regeneron. CERPASS is a registration directed clinical trial evaluating RP1 in combination with cemiplimab, an anti-PD-1 therapy developed by Regeneron, versus cemiplimab alone. CERPASS enrolled 211 patients with locally advanced or metastatic CSCC who are naïve to anti-PD1 therapy. Topline primary analysis data from the CERPASS trial is expected to be released in the first half of 2023. The CERPASS trial will evaluate complete response, or CR rate, and overall response rate, or ORR, as its two independent primary efficacy endpoints as assessed by independent review, as well as duration of response, progression-free survival, or PFS, and overall survival, or OS, as secondary endpoints. Regeneron has granted to us a non-exclusive royalty-free license to cemiplimab for use in this trial, is funding one-half of the clinical trial costs up to the amount agreed in the first study plan, and is supplying cemiplimab at no cost. We are currently in communication with Regeneron regarding receiving Regeneron’s acknowledgement of the sharing of the study costs according to the current budget that superseded that of the initial study plan and initial budget. If the CERPASS trial generates compelling clinical data demonstrating the benefits of the combined treatment, we believe the data could support a filing with regulatory authorities seeking marketing approval.
We continue our collaboration with Bristol Myers Squibb Company, or BMS, under which BMS has granted us a non-exclusive, royalty-free license to, and is supplying at no cost, its anti-PD-1 therapy, nivolumab, for use in combination with RP1 in a multi-cohort Phase 1/2 clinical trial which is referred to herein as IGNYTE, or the IGNYTE trial. There are four tumor specific cohorts currently enrolling in the IGNYTE trial including a registration directed Phase 2 expansion cohort enrolling 125 patients with anti-PD-1 failed cutaneous melanoma who are being treated with RP1 in combination with nivolumab. The additional three cohorts are in non-melanoma skin cancers, or NMSC, which includes patients with both naïve and anti-PD-1 failed disease, in anti-PD-1 failed microsatellite instability high, or MSI-H/dMMR tumors, and in anti-PD(L)-1 failed non-small cell lung cancer, or NSCLC.
We initiated the registration directed Phase 2 expansion cohort in the IGNYTE trial enrolling 125 patients with anti-PD-1 failed cutaneous melanoma after completing enrollment in a prior Phase 2 cohort in the same clinical trial of approximately 30 patients with melanoma, which demonstrated the tolerability and clinical activity of the combination of RP1 and nivolumab in patients with melanoma, including those who had failed prior anti-PD-1 when given alone or in combination with CTLA-4 blockade. In March 2021, we held a Type B meeting with the FDA to discuss the design of the 125 patient expansion cohort in the IGNYTE trial. In this meeting, the FDA expressed that while a randomized controlled clinical trial would always be preferred for registration purposes, in this patient population with no clear standard of care, if the clinical data is sufficiently compelling then the data could be considered for submission by the FDA under the accelerated approval pathway. The FDA also indicated that a randomized confirmatory trial would be needed as is required under the accelerated approval pathway. The design of the confirmatory trial is intended to be discussed with the FDA prior to a BLA submission. In March 2022, we released updated data showing that RP1 combined with nivolumab continues to demonstrate deep and durable responses in patients with melanoma, including a 37.5% overall response rate in anti-PD-1 failed disease. We recently released a data snapshot from the first 75 patients in this cohort of the IGNYTE trial with at least six months follow-up. Further information about the IGNYTE trial is set forth below under “Recent Developments—Data Snapshot from the IGNYTE Clinical Trial”. The data snapshot from these first 75 patients will be investigator-assessed as compared to the primary endpoint of ORR for all patients in this cohort which is to be assessed by central review. In order to document sufficient durability of response, an important secondary endpoint of the study, the primary analysis upon which a filing is intended to be made, is expected to be triggered 12 months following the enrollment of the last patient.
We continue to enroll patients in our three additional IGNYTE Phase-2 cohorts under our collaboration with BMS in which we are evaluating RP1 in combination with nivolumab. In NMSC, enrollment in the anti-PD-1 naïve NMSC cohort has completed, which included patients with cutaneous squamous cell carcinoma, or CSCC, basal cell carcinoma, or BCC, merkel cell carcinoma, or MCC, and angiosarcoma. Updated data from the CSCC patients in the anti-PD-1 naïve NMSC cohort, presented in March 2022, continued to show nearly half of the patients achieving a complete response and nearly 65% achieving a complete or partial response. We are currently enrolling 30 patients in an extension of the NMSC cohort of RP1 in combination with nivolumab in NMSC patients who have failed prior treatment with anti-PD(L)-1. In March 2022, we reported initial data from this extension cohort where responses had been observed in anti-PD(L)-1 failed CSCC, MCC and angiosarcoma tumors. We believe the activity of RP1 combined with nivolumab in this anti-PD(L)-1 failed cohort represents a new potential therapeutic option for these patients and supports the broad potential for RP1 in anti-PD(L)-1 failed disease beyond melanoma. Recruitment remains ongoing into the cohorts of patients with anti-PD1 failed NMSC, including CSCC, anti-PD1 failed NSCLC, and anti-PD1 failed MSI-H/dMMR cancers, with a data update expected in the first half of 2023.
We also have open for enrollment a Phase 1b/2 clinical trial of single agent RP1 in solid organ transplant recipients with skin cancers, including CSCC, which is referred to herein as ARTACUS or the ARTACUS trial, which we believe to be potentially registrational (in its own right or, subject to discussion with regulatory authorities, following enrollment of additional patients, including as a potential label expansion after an initial approval of RP1 in a different indication). We are currently enrolling up to 65 patients in the ARTACUS trial to assess the safety and efficacy of RP1 in liver and kidney transplant recipients with skin cancers. Enrollment in this clinical trial had been impacted by COVID-19, as the patient population is severely immune-compromised and considered very high risk. Even though the patient numbers are currently small, as reported in March 2022, we have observed responses in these patients with RP1 as monotherapy with a similar safety profile to that observed in our other RP1 clinical trials in patients who are not immune suppressed. Enrollment continues in the ARTACUS trial and we expect to provide a data update in the first half of 2023.
In addition to these ongoing trials with RP1, we are developing a protocol for testing RP1 along and combined with an anti-PD1 therapy for the neoadjuvant treatment of CSCC.
We are also developing additional product candidates, RP2 and RP3, that have been further engineered to enhance anti-tumor immune responses and are intended to address additional tumor types, including traditionally less immune responsive tumor types. In addition to the expression of GALV-GP R(-) and human GM-CSF as in RP1, RP2 has been engineered to express an antibody-like molecule intended to block the activity of CTLA-4, a protein that inhibits the full activation of an immune response, including to tumors. RP3 has been engineered with the intent to further stimulate an anti-tumor immune response through activation of immune co-stimulatory pathways through the additional expression of the ligands for CD40 and 4-1BBL, as well as anti-CTLA-4 and GALV-GP R(-), but without the expression of GM-CSF.
We initiated a Phase-1 clinical trial of RP2 alone and in combination with nivolumab in the second half of 2019. This clinical trial is also being conducted as part of our collaboration with BMS, under which BMS has granted us a non-exclusive, royalty-free license to, and will supply at no cost, nivolumab, for use in combination with RP2. In November 2020, we and BMS agreed to increase the number of patients in the combination part of the clinical trial from 12 to 30 patients. We have presented data from the single agent RP2 portion of this clinical trial that showed deep and durable responses, including demonstration of tumor response in uninjected lesions and in patients with difficult to treat advanced cancers. We believe that this data supports the hypothesis that anti-CTLA-4 delivered intra-tumorally through oncolytic virus replication, with accompanying antigen release and presentation, can provide potent anti-tumor effects. We have also presented combination data from both the clinical trial that showed compelling activity in patients with immune insensitive tumors and with anti-PD-1 failed disease. In the second half of 2021, we reported full enrollment in the initial 30 patient combination with nivolumab part of the Phase 1 clinical trial following which a protocol amendment was made to expand this clinical trial to enroll additional patients who are required to have specific tumor types of interest, including gastro-intestinal cancers, breast cancer, lung cancer, head and neck cancer and uveal melanoma, rather than any type of tumor as were eligible for the initial 30 patient group.
We have obtained clearance from the Medicines and Healthcare products Regulatory Agency in the United Kingdom to enter clinical development with RP3, and in December 2020 we initiated dosing in this clinical trial. This Phase 1 clinical trial is designed to evaluate RP3 alone and combined with anti-PD-1 therapy in advanced solid tumor patients. In March 2022, we reported initial data from the single agent monotherapy cohort of RP3 in superficial and deep tumors exploring two dose levels of RP3, including injections into deep tumors. The higher dose level has been confirmed as the recommended Phase 2 dose and no new safety signals have been observed as compared to RP1 or RP2. Enrollment of the combination part of this study has begun, combining RP3 with nivolumab under a collaboration and supply agreement with BMS. This cohort is focusing on enrolling patients with gastro-intestinal cancers, breast cancer, lung cancer and head and neck cancer.
We intend to initiate a Phase 2 development plan for RP2 and/or RP3 to target a range of tumor types with un-met need, including where liver tumors are common and in patients with early disease where the objective of treatment would be to increase the proportion of patients achieving cure. This includes the development of RP2 and/or RP3 in combination with the current standard of care, including immunotherapy, chemotherapy and radiation, and in settings following the current standard of care. We are planning for initial signal finding single arm Phase 2 clinical trials in the following tumor types: squamous cell carcinoma of the head and neck, or SCCHN, locally advanced and recurrent/metastatic; hepatocellular carcinoma, or HCC, both first and second line; and colorectal cancer, or CRC, third line; with additional signal finding studies intended to follow. We expect to initiate this Phase 2 development work in the first half of 2023.
RP1, RP2 and RP3 are administered by direct injection into solid tumors, guided either visually or by ultrasound, computerized tomography, or other imaging methods. We believe that direct injection maximizes virus-mediated tumor cell death, provides the most efficient delivery of virus-encoded immune activating proteins into the tumor with the goal of activating systemic immunity, and limits the systemic toxicities that could be associated with intravenous administration. Activation of systemic immunity through local administration is intended to lead to the induction of anti-tumor immune responses leading to clinical response of tumors that have not themselves been injected.
Further information about our Phase 1 clinical trials of RP2 and RP3 and a detailed overview of our RP2 and RP3 Phase 2 development plans is set forth below under “Recent Developments—RP2/3 Clinical Update and Development Plan”.
Recent developments
Data Snapshot from the IGNYTE Clinical Trial
We recently announced an initial data snapshot from the first 75 patients with at least 6 months follow up from the anti-PD1 failed cutaneous melanoma cohort of the IGNYTE clinical trial. The IGNYTE trial is evaluating RP1 (vusolimogene oderparepvec) in combination with nivolumab and the anti-PD1 failed melanoma cohort is being conducted with registrational intent.
The ORR in the first 75 patients from the anti-PD1 failed melanoma cohort was 36%, which is consistent with an ORR of 37.5% that was observed in the prior Phase 2 cohort (N=16) that was presented in June 2022. The complete response rate was 20.0%, compared to 12.5% shown in the prior 16 patients presented in June 2022. Additional patients remain on study and will continue to be analyzed for potential responses, including responses for current responders. The data demonstrates that RP1 combined with nivolumab shows clinically meaningful durable activity across the range of anti-PD1 failed cutaneous melanoma presentations, including in patients with moderate to high tumor burden, with 85% of responses ongoing.
The data further demonstrate systemic activity, with both injected and un-injected lesions responding, including in un-injected visceral disease. Most responses observed were in patients who did not respond to prior anti-PD1 therapy (i.e., did not previously achieve a partial response or complete response).Safety data with RP1 in combination with nivolumab assessed across all skin cancer patients dosed with RP1 combined with nivolumab (N=187), including the new 75 patients, continues to demonstrate an attractive safety profile, with predominantly ‘on target’ Grade 1-2 side effects indicative of systemic immune activation.
We believe that RP1 in combination with nivolumab has the potential to become a go-to treatment option for melanoma patients after progressing on or after anti-PD1 therapy, including on adjuvant therapy or on or after a first or second line anti-PD1-containing regimen, including in combination with anti-CTLA-4.
The data snapshot from the first 75 patients was investigator assessed as compared to the primary endpoint of ORR for all patients in the cohort which is to be assessed by central review.
RP2/3 Clinical Update and Development Plan
We also recently announced updated clinical data in uveal melanoma patients from the Phase 1 clinical trial evaluating RP2 in combination with nivolumab. 17 patients have been dosed with RP2 as monotherapy (N=4) or in combination with nivolumab (N=13) to date, with enrollment of uveal melanoma patients into this clinical trial being complete. Four of the 14 patients who are evaluable so far have responded to RP2 (28.6%). These responding patients included patients with metastatic tumors in the liver and bone. The final three of 17 patients remain on RP2 but currently have insufficient follow up data to determine response outcome as of the cut-off date. Three of the four responses are ongoing at 9, 12 and 21 months, with the fourth patient having progressed at 15 months.
We also recently announced updated clinical data from a Phase 1 clinical trial of RP3 in combination with nivolumab, in patients with soft tissue sarcomas. Five patients have been dosed with RP3 combined with nivolumab in patients with multiple soft tissue sarcomas including in leiyomyosacoma, osteosarcoma, chondrosarcoma, and epithelioid sarcomas who have all failed standard of care (chemotherapy and other therapies). At the time of the data cut-off date, three of five patients have sufficient follow up for response assessment, and all three are responding to therapy in settings with no viable alternative treatment option, indicating potential utility of RP3 in treating this difficult to treat tumor type.
We believe RP2 and RP3 continue to demonstrate promising early signals that could unlock additional opportunities in hard to treat cancers.
We also announced additional details regarding our Phase 2 development plans with RP2 and RP3 and separately announced a development partnership with Roche in CRC and HCC, which will both utilize Roche’s atezolizumab and bevacizumab.
We intend to conduct three Phase 2 clinical trials with RP2 and RP3, each initiating in mid-2023.
A two cohort clinical trial with RP3 will be conducted, with the first cohort of 100 patients with locally advanced SCCHN disease being randomized to receive either standard of care chemotherapy combined with radiation or RP3 combined with chemotherapy and radiation followed by adjuvant nivolumab therapy. The second, signal finding cohort, is intended to enroll 30 patients with recurrent or metastatic SCCHN with low PDL1 levels (CPS<20) who will be tested with chemotherapy, nivolumab and RP3.
Two 30-patient signal finding cohorts of patients with HCC will be enrolled. The first cohort will enroll first line patients tested with standard of care atezolizumab combined with bevacizumab and RP3, and the second cohort will enroll patients who have progressed on 1L immunotherapy (including atezolizumab/bevacizumab) also to be tested with atezolizumab combined with bevacizumab and RP3.
Two 30-patient third line signal finding cohorts of patients with CRC will be enrolled. The first cohort will be tested with atezolizumab combined with bevacizumab and RP2 and the second cohort with RP3 combined with atezolizumab and bevacizumab. We believe that comparative data with RP2 and RP3 in CRC will allow the comparative activity of RP2 and RP3 to be evaluated in a particularly difficult to treat patient population.
Corporate information
The parent company of our group is Replimune Group, Inc., a Delaware corporation that was formed in July 2017. Prior to the corporate reorganization described below, the parent company of our group was Replimune Limited, a private company limited by shares incorporated in England and Wales (registered number 09496393), which was organized in March 2015.
In July 2017, all of the outstanding equity securities of Replimune Limited were exchanged for equity securities of Replimune Group, Inc.. After giving effect to the reorganization, Replimune Limited became a wholly owned subsidiary of Replimune Group, Inc.
Our principal executive office is located at 500 Unicorn Park, Woburn, MA 01801 and our telephone number is (781) 222-9600. Our website address is www.replimune.com. We do not incorporate the information on or accessible through our website into this prospectus supplement or the accompanying prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement or the accompanying prospectus. Our fiscal year end is March 31.
We own various United Kingdom registered trademarks and United States federal trademark applications and unregistered trademarks, including our company name and the “Immulytic” platform name. All other trademarks, service marks and trade names used in this prospectus supplement and the accompanying prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.
Implications of being an emerging growth company and smaller reporting company
We are an “emerging growth company” as that term is used in the JOBS Act and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about our executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of (1) March 31, 2024, (2) the last day of the fiscal year (a) in which we have total annual gross revenue of at least $1.235 billion, or (b) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior September 30th, and (3) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three year period. References in this prospectus supplement and the accompanying prospectus to “emerging growth company” shall have the meaning ascribed to it in the JOBS Act.
An emerging growth company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:
•
an exemption from the requirements to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

•
reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•
exemptions from the requirement to hold a nonbinding advisory vote on executive compensation and to obtain stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these reduced reporting requirements until such time as we cease to be an emerging growth company.
We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus supplement and the accompanying prospectus form a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from the information that you might receive from other public reporting companies in which you hold equity interests.
The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have irrevocably elected not to avail ourselves of this exemption and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.
Additionally, we are also a “smaller reporting company,” as defined in Regulation S-K. We will remain a smaller reporting company if we have (i) less than $250 million in market value of our shares held by non-affiliates as of the last business day of our second fiscal quarter or (ii) less than $100 million of annual revenues in our most recent fiscal year completed before the last business day of our second fiscal quarter and less than $700 million in market value of our shares held by non-affiliates as of the last business day of our second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

The offering
Common stock we are offering:
      shares.
Pre-funded warrants we are offering:
We are also offering, in lieu of common stock to certain investors, pre-funded warrants to purchase        shares of our common stock. The purchase price of each pre-funded warrant equals the price per share at which the shares of our common stock are being sold to the public in this offering, minus $0.0001, which is the exercise price of each pre-funded warrant per share. Each pre-funded warrant will be exercisable at any time after the date of issuance of such pre-funded warrant, subject to an ownership limitation. See “Description of pre-funded warrants.” This prospectus supplement also relates to the offering of the shares of our common stock issuable upon exercise of the pre-funded warrants.
Underwriters’ option to purchase
additional shares:
We have granted the underwriters an option, for a period of 30 days, to purchase up to an additional        shares of our common stock. The number of shares subject to the underwriters’ option will equal 15% of the total number of shares of common stock we are offering plus the shares of our common stock underlying the pre-funded warrants.
Common stock to be outstanding after giving effect to this offering:
      shares (or      shares if the underwriters exercise their option to purchase additional shares in full).
Use of proceeds:
We currently expect to use the net proceeds from the securities offered hereunder, together with our existing cash and cash equivalents, short-term investments and proceeds from our available term loan facility, to fund preparations for the commercial launch of RP1 and, if approved, our subsequent commercialization and marketing efforts of RP1, to fund clinical development of our current and future product candidates based on our proprietary RPx platform, and for general corporate purposes, including working capital requirements and operating expenses. See “Use of proceeds” on page S-17.
Risk factors:
Investing in our common stock or pre-funded warrants involves significant risks. See “Risk factors” beginning on page S-14 of this prospectus supplement, as well as those risk factors that are incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock or pre-funded warrants.
Nasdaq symbol:
“REPL”. There is no public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system.

The number of shares of our common stock to be outstanding after this offering, as set forth above, is based on 49,739,407 shares of our common stock outstanding as of September 30, 2022, which amount excludes:
•
7,413,466 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2022, at a weighted average exercise price of $16.98 per share;

•
1,263,341 shares of our common stock issuable upon the vesting of restricted stock units outstanding as of September 30, 2022, at a weighted average grant date fair value of $24.49;

•
497,344 shares of our common stock issuable upon the exercise of warrants outstanding as of September 30, 2022, at an exercise price of $1.01 per share;

•
5,284,238 shares of our common stock issuable upon the exercise of existing pre-funded warrants outstanding as of September 30, 2022, at an exercise price of $0.0001 per share;

•
2,327,646 shares of our common stock reserved for future issuance under our 2018 Omnibus Incentive Compensation Plan; and

•
2,076,603 shares of our common stock reserved for future issuance under our Employee Stock Purchase Plan.

Further, the number of shares of our common stock to be outstanding after this offering does not take into account the                 shares of our common stock issuable upon the exercise of the pre-funded warrants.
Unless otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares of our common stock, no exercise of the pre-funded warrants offered hereby, and no other exercises of outstanding options, existing pre-funded warrants or other warrants.

Risk factors
An investment in our common stock or pre-funded warrants involves a high degree of risk. Before deciding whether to invest in our common stock or pre-funded warrants, you should carefully consider the risks described below and those discussed under the section captioned “Risk factors” contained in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which risks are incorporated by reference herein in their entirety, together with other information in this prospectus supplement or the accompanying prospectus, the information and documents incorporated by reference in this prospectus supplement or the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock and the value of our pre-funded warrants to decline, resulting in a loss of all or part of your investment.
Risks related to this offering
Management will have broad discretion as to the use of the net proceeds from this offering, and may not use the proceeds effectively.
Our management will have broad discretion as to the application of the net proceeds from this offering and could use them in a manner that does not effectively maximize the potential of our clinical development programs and pipeline. Our management’s use of the net proceeds from this offering may not increase the market value of our common stock. In fact, our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates, and cause the market value of our common stock to decline.
If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.
You will suffer immediate and substantial dilution in the as adjusted net tangible book value of the common stock you purchase in this offering. The public offering price per share of our common stock offered pursuant to this prospectus supplement is substantially higher than the net tangible book value per share of our common stock. Accordingly, at the public offering price of $      per share, purchasers of common stock in this offering will experience immediate dilution of $      per share in as adjusted net tangible book value, representing the difference between our as adjusted net tangible book value per share after giving effect to this offering and the public offering price, assuming no exercise of the pre-funded warrants and excluding any resulting accounting associated with the pre-funded warrants. In addition, as of September 30, 2022, there were 7,413,466 shares of our common stock subject to outstanding options at a weighted average exercise price per share of $16.98, 1,263,341 shares of our common stock issuable upon the vesting of restricted stock units, at a weighted average grant date fair value of $24.49, 497,344 shares of our common stock subject to outstanding warrants at an exercise price of $1.01 per share, and 5,284,238 shares of our common stock subject to existing pre-funded warrants at an exercise price of $0.0001 per share. To the extent that additional shares of common stock are issued upon exercise of these outstanding options, warrants or existing pre-funded warrants, or the underwriters exercise their option to purchase additional shares of our common stock in connection with this offering, you will incur further dilution. Furthermore, if the pre-funded warrants are exercised, you will incur further dilution. See “Dilution” beginning on page S-20 for a more detailed discussion of the dilution you will incur if you purchase shares of common stock in this offering.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering, including under our ATM Program (as defined in “Underwriting”), at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares of our common stock or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
The price of our common stock may be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our common stock in this offering.
Our stock price has been and is likely to continue to be volatile. The stock market in general and the market for biopharmaceutical companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your common stock at or above the price at which it was acquired. The market price for our common stock may be influenced by many factors, including:
•
the success of competitive products or technologies;

•
results of clinical trials of RP1, RP2, RP3 and any other product candidates or those of our competitors;

•
regulatory or legal developments in the United States and other countries;

•
developments or disputes concerning patent applications, issued patents or other proprietary rights;

•
the recruitment or departure of key personnel;

•
the level of expenses related to the development of RP1, RP2, RP3 and any other product candidates or clinical development programs;

•
the results of our efforts to discover, develop, acquire or in-license additional product candidates or drugs;

•
actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

•
variations in our financial results or those of companies that are perceived to be similar to us;

•
changes in the structure of healthcare payment systems;

•
market conditions in the pharmaceutical and biotechnology sectors;

•
political and economic instability, including the impacts of COVID-19, potential continuing or accelerating economic contraction, international hostilities, acts of terrorism and governmental restrictions, inflation, trade relationships and military and political alliances; and

•
general economic, industry and market conditions.

The offering could negatively impact our ability to use our net operating losses and other tax attributes.
The ability to fully utilize our net operating loss carryforwards, excess business interest carryforwards, and tax credit carryforwards will be limited under Section 382 of the Internal Revenue Code of 1986, as amended, or the Code, if we were to undergo a change in ownership of more than 50% of our capital stock over a three-year period as measured under Section 382. The application of these rules is complex and generally focuses on ownership changes involving stockholders owning directly or indirectly 5% or more of our common stock, subject to complex aggregation, segregation, and constructive ownership rules. The Section 382 limitations could come into play in the event of the sale of the company, significant new stock issuances or other transactions, including secondary market sales of our common stock.
There is no public market for the pre-funded warrants being offered in this offering.
There is no public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the pre-funded warrants will be limited.

We may not receive any additional funds upon the exercise of the pre-funded warrants.
Each pre-funded warrant may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the pre-funded warrant. Accordingly, we may not receive any additional funds upon the exercise of the pre-funded warrants.
Holders of any pre-funded warrants purchased in this offering will have no rights as holders of our common stock with respect to the shares of common stock underlying such pre-funded warrants until such holders exercise their pre-funded warrants and acquire our common stock.
Until holders of pre-funded warrants acquire shares of our common stock upon exercise of the pre-funded warrants, holders of pre-funded warrants will have no rights with respect to the shares of our common stock underlying such pre-funded warrants including with respect to dividends and voting rights. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a holder of our common stock with respect to the shares of common stock underlying such pre-funded warrants only as to matters for which the record date occurs after the exercise date.
Significant holders or beneficial holders of our common stock may not be permitted to exercise pre-funded warrants that they hold.
A holder of a pre-funded warrant will not be entitled to exercise any portion of any pre-funded warrant which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed 9.99% of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Such percentage may be increased by the holder of the pre-funded warrant to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us. As a result, you may not be able to exercise your pre-funded warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market for the pre-funded warrants.

Use of proceeds
We estimate that we will receive net proceeds of approximately $      million from the issuance and sale of shares of our common stock and pre-funded warrants in this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their option to purchase additional shares in full, we estimate that the net proceeds to us from this offering will be approximately $      million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We will receive nominal proceeds, if any, upon exercise of the pre-funded warrants.
We currently expect to use the net proceeds from the securities offered hereunder, together with our existing cash and cash equivalents, short-term investments and proceeds from our available term loan facility, to fund preparations for the commercial launch of RP1 and, if approved, our subsequent commercialization and marketing efforts of RP1, to fund clinical development of our current and future product candidates based on our proprietary RPx platform, and for general corporate purposes, including working capital requirements and operating expenses.
This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds from this offering or the amounts that we will actually spend on the uses set forth above. The amount and timing of our actual expenditures depend on several factors, including the progress and results of our research and development efforts, the amount of cash used by our operations, and the other factors described under “Risk factors” in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. Pending application of the net proceeds, we may invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

Dividend policy
We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, contractual restrictions, business prospects, general business conditions and other factors that our board of directors may deem relevant.

Capitalization
The following table sets forth our cash and cash equivalents and short-term investments and our capitalization as of September 30, 2022 on:
•
an actual basis; and

•
an as adjusted basis to give effect to our issuance and sale of      shares of common stock in this offering at a public offering price of $      per share and pre-funded warrants to purchase       shares of common stock in this offering at the public offering price of $      per pre-funded warrant (which equals the public offering price per share of our common stock less the $0.0001 per share exercise price of each such pre-funded warrant) (and excluding shares of our common stock issued and any proceeds received upon exercise of the pre-funded warrants or any resulting accounting associated with the pre-funded warrants), for aggregate net proceeds of $      million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

	As of September 30, 2022
	Actual	As adjusted
	(in thousands, except share and per share data)
Cash and cash equivalents and short-term investments	$371,820(1)	$
Financing lease liabilities	$26,806	$
Stockholders’ equity:
Common stock, $0.001 par value; 150,000,000 shares authorized, actual and adjusted; 49,739,407 shares issued and outstanding, actual; shares issued and outstanding, as adjusted	50
Additional paid-in-capital	777,650
Accumulated deficit	(396,559)
Accumulated other comprehensive loss	2,931
Total stockholders’ equity	384,072
Total capitalization	$410,878	$

(1)
Does not include $28 million of net proceeds received from an initial draw on the Loan and Security Agreement with Hercules Capital, Inc. As of December 7, 2022, the amount outstanding under this Loan and Security Agreement is $30 million.

The table above is based on 49,739,407 shares of common stock outstanding as of September 30, 2022, which amount excludes:
•
7,413,466 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2022, at a weighted average exercise price of $16.98 per share;

•
1,263,341 shares of our common stock issuable upon the vesting of restricted stock units outstanding as of September 30, 2022, at a weighted average grant date fair value of $24.49;

•
497,344 shares of our common stock issuable upon the exercise of warrants outstanding as of September 30, 2022, at an exercise price of $1.01 per share;

•
5,284,238 shares of our common stock issuable upon the exercise of existing pre-funded warrants outstanding as of September 30, 2022, at an exercise price of $0.0001 per share;

•
2,327,646 shares of our common stock reserved for future issuance under our 2018 Omnibus Incentive Compensation Plan; and

•
2,076,603 shares of our common stock reserved for future issuance under our Employee Stock Purchase Plan.

Further, the number of shares of our common stock to be outstanding after this offering does not take into account the                 shares of our common stock issuable upon the exercise of the pre-funded warrants.

Dilution
If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. The net tangible book value of our common stock as of September 30, 2022 was $384.1 million, or $7.72 per share of common stock, based upon 49,739,407 shares of common stock outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares of common stock outstanding as of September 30, 2022.
After giving effect to our issuance and sale of      shares of our common stock at the public offering price of $      per share and pre-funded warrants to purchase      shares of our common stock at the public offering price of $      per pre-funded warrant (which equals the public offering price per share of our common stock less the $0.0001 per share exercise price of each such pre-funded warrant) (and excluding shares of our common stock issued and any proceeds received upon exercise of the pre-funded warrants or any resulting accounting associated with the pre-funded warrants), and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2022 would have been $      million, or $      per share of common stock. This represents an immediate increase in net tangible book value of $      per share to our existing stockholders and immediate dilution in as adjusted net tangible book value of $      per share to new investors participating in this offering. Dilution per share to new investors participating in this offering is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this calculation on a per share basis, assuming the underwriters do not exercise their option to purchase additional shares of common stock and the holders of the pre-funded warrants offered hereby do not exercise the pre-funded warrants.
Public offering price per share		$
Net tangible book value per share as of September 30, 2022	$7.72
Increase in net tangible book value per share attributable to the offering
As adjusted net tangible book value per share after giving effect to this offering
Dilution per share to new investors participating in this offering		$
If the underwriters exercise their option to purchase additional shares of common stock in this offering in full at the public offering price of $      per share (and excluding shares of our common stock issued and any proceeds received upon exercise of the pre-funded warrants or any resulting accounting associated with the pre-funded warrants), after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value per share as of September 30, 2022 would have been $      per share, and the immediate dilution in as adjusted net tangible book value to new investors participating in this offering would have been $      per share.
If holders of the pre-funded warrants exercise the pre-funded warrants in full, our as adjusted net tangible book value per share of common stock after giving effect to this offering (but not the exercise of the underwriters’ option to purchase additional shares) would have been $      per share, and the dilution in as adjusted net tangible book value per share to new investors participating in this offering would have been $      per share.
The information presented in the table and discussion above is based on 49,739,407 shares of our common stock outstanding as of September 30, 2022, which amount excludes:
•
7,413,466 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2022, at a weighted average exercise price of $16.98 per share;

•
1,263,341 shares of our common stock issuable upon the vesting of restricted stock units outstanding as of September 30, 2022, at a weighted average grant date fair value of $24.49;

•
497,344 shares of our common stock issuable upon the exercise of warrants outstanding as of September 30, 2022, at an exercise price of $1.01 per share;

•
5,284,238 shares of our common stock issuable upon the exercise of existing pre-funded warrants outstanding as of September 30, 2022, at an exercise price of $0.0001 per share;

•
2,327,646 shares of our common stock reserved for future issuance under our 2018 Omnibus Incentive Compensation Plan; and

•
2,076,603 shares of our common stock reserved for future issuance under our Employee Stock Purchase Plan.

Further, the number of shares of our common stock to be outstanding after this offering does not take into account the      shares of our common stock issuable upon the exercise of the pre-funded warrants.
We may choose to raise additional capital through the sale of equity or convertible debt securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. New investors will experience further dilution if any of our outstanding options, warrants or existing pre-funded warrants are exercised, new options are issued and exercised under our 2018 Omnibus Incentive Compensation Plan or Employee Stock Purchase Plan or we issue additional shares of common stock, other equity securities or convertible debt securities in the future. See “Risk factors—Risks related to this offering—If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.”

Description of pre-funded warrants
The following is a brief summary of certain terms and conditions of the pre-funded warrants being offered by us. The following description is subject in all respects to the provisions contained in the pre-funded warrants.
Form
The pre-funded warrants will be issued as individual warrant agreements to each individual purchaser of a pre-funded warrant. The form of pre-funded warrant will be filed as an exhibit to a Current Report on Form 8-K that we will file with the SEC.
Term
The pre-funded warrants do not expire.
Exercisability
The pre-funded warrants are exercisable at any time after their original issuance. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of shares of our common stock purchased upon such exercise. As an alternative to payment of the exercise price in immediately available funds, the holder may elect to exercise the pre-funded warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the pre-funded warrant. No fractional shares of our common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the last closing trading price of our common stock on the exercise date.
Exercise limitations
Under the pre-funded warrants, we may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant, which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed 9.99% of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us.
Exercise price
The exercise price per whole share of our common stock purchasable upon the exercise of the pre-funded warrants is $0.0001 per share of our common stock. The exercise price of the pre-funded warrants and the number of shares of our common stock issuable upon exercise of the pre-funded warrants are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. The exercise price will not be adjusted below the par value of our common stock.
Transferability
Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent. The pre-funded warrants will be held in definitive form by the warrant agent. The ownership of the pre-funded warrants and any transfers of the pre-funded warrants will be registered in a warrant register maintained by the warrant agent. We will initially act as warrant agent.
Exchange listing
We do not plan to apply to list the pre-funded warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system.
Fundamental transactions
In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, upon consummation of such a fundamental transaction, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the pre-funded warrants.
No rights as a stockholder
Except by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights or the rights to receive dividends, until the holder exercises the pre-funded warrant.

Material United States federal income tax considerations for non-U.S. holders
The following discussion summarizes certain United States, or U.S., federal income tax considerations relevant to the acquisition, ownership and disposition of our common stock and pre-funded warrants by Non-U.S. Holders (as defined below). This summary is based upon the provisions of the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect on the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.
This summary also does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction or under U.S. federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to a Non-U.S. Holder’s particular circumstances or to Non-U.S. Holders that may be subject to special tax rules, including, without limitation:
•
banks, insurance companies or other financial institutions;

•
persons subject to the alternative minimum tax;

•
tax-exempt organizations;

•
controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

•
partnerships or other entities treated as partnerships for U.S. federal income tax purposes;

•
dealers in securities or currencies;

•
traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•
persons that own, or are deemed to own, more than 5% of our common stock, except to the extent specifically set forth below;

•
real estate investment trusts or regulated investment companies;

•
certain former citizens or long-term residents of the U.S.;

•
persons who hold our common stock as part of a straddle, hedge, conversion, constructive sale or other integrated security transaction;

•
accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements (pursuant to Section 451 of the Code); or

•
persons who do not hold our common stock as a capital asset (within the meaning of Section 1221 of the Code).

If a partnership or entity classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner or such partnership generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock, and partners in such partnerships, should consult their tax advisors.
You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock or pre-funded warrants arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.
For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of shares of our common stock (other than a partnership) that, for U.S. federal income tax purposes, is not (i) an individual that is a citizen or resident of the U.S.; (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized under the laws of the U.S., any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (A) a court within the U.S. is able to exercise primary supervision over its administration and one or more “United States persons” (as defined in the Code) have the authority to control all substantial decisions of such trust, or (B) the trust has made an election under the applicable Treasury regulations to be treated as a United States person.
Distributions
In general, if we make a distribution to a Non-U.S. Holder with respect to our common stock, it will constitute a dividend for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits as determined under the Code. If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in our common stock and thereafter will be treated as capital gain subject to the tax treatment described below in “Sale or other taxable disposition of common stock.” Dividends paid to a Non-U.S. Holder that are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. will generally be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends, unless such dividend is eligible for a reduced rate under an applicable income tax treaty. In order to obtain a reduced rate of withholding, a Non-U.S. Holder is generally required to provide to the applicable withholding agent an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) properly certifying such Non-U.S. Holder’s eligibility for the reduced rate. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced withholding rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the timing and manner of claiming the benefits.
Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the U.S. (and, if an applicable income tax treaty so requires, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the U.S.) are taxed on a net-income basis at the regular graduated rates and in the manner applicable to United States persons. The Non-U.S. Holder is generally required to provide to the applicable withholding agent a properly executed IRS Form W-8ECI (or a suitable substitute form) in order to claim an exemption from, or reduction in, U.S. federal withholding. In addition, a “branch profits tax” may be imposed at a 30% rate (or a reduced rate under an applicable income tax treaty) on any effectively connected dividends received by a foreign corporation for the taxable year, as adjusted for certain items.
Sale or other taxable disposition of common stock
A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain, if any, recognized on the sale or other taxable disposition of shares of our common stock unless (i) the gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States (and, if an applicable income tax treaty so requires, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), (ii) in the case of an individual, such Non-U.S. Holder is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied, or (iii) our common stock constitutes a U.S. real property interest by reason of our status as a U.S. real property holding corporation, or a USRPHC, under the Foreign Investment in Real Property Tax Act, or FIRPTA, for U.S. federal income tax purposes.
In the case described in (i) above, gain or loss recognized on the disposition of shares of our common stock generally will be subject to U.S. federal income taxation in the same manner as if such gain or loss were recognized by a United States person and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to the branch profits tax at a rate of 30%, or a lower applicable treaty branch profits tax rate.

In the case described in (ii) above, the Non-U.S. Holder will be subject to a 30% tax on any capital gain recognized on the disposition of shares of our common stock, after being offset by certain U.S.-source capital losses.
In the case described in (iii) above, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We have not determined whether we are a USRPHC. If we were a USRPHC during the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, Non-U.S. Holders owning (directly or indirectly) more than 5% of our common stock will be subject to different tax consequences and should consult their own tax advisers. FIRPTA will not, however, apply to gain realized on the sale or disposition of our common stock by a Non-U.S. Holder that owns, directly or indirectly at any time during the shorter of the five-year period preceding the date of disposition or the Non-U.S. Holder’s holding period, 5% or less of our common stock so long as our common stock is “regularly traded on an established securities market” (such as Nasdaq) as defined under applicable Treasury regulations.
If gain on the sale or other taxable disposition of our common stock were subject to taxation under FIRPTA, a Non-U.S. Holder generally would be subject to U.S. federal income tax on the gain realized on a disposition of our common stock at the graduated U.S. federal income tax rates applicable to United States persons, generally would be required to file a U.S. federal income tax return, and, if our common stock was not then publicly traded, and certain other conditions were met, the purchaser would be required to withhold 15% of the sales proceeds.
Information reporting and backup withholding
Information returns will be filed annually with the IRS in connection with any dividends paid on our common stock to a Non-U.S. Holder. Copies of these information returns may also be made available under the provisions of a specific tax treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition, and the Non-U.S. Holder may be subject to backup withholding (currently at a rate of 24%) on dividends paid on our common stock or on the proceeds from a sale or other disposition of shares of our common stock. The certification procedures required to claim a reduction or exemption from withholding tax on payments described above under “Distributions” will satisfy the certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act
Under the Foreign Account Tax Compliance Act, or FATCA, and additional guidance issued by the IRS, a U.S. federal withholding tax of 30% will generally apply to dividends paid on our common stock to (i) a foreign financial institution (as a beneficial owner or as an intermediary), unless such institution is subject to an agreement with the U.S. government (which may be in the form of compliance with an intergovernmental agreement with the U.S. government) to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), or (ii) a foreign entity that is not a financial institution (as a beneficial owner or as an intermediary), unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity, which generally includes any United States person who directly or indirectly owns more than 10% of the entity. While such withholding tax would have applied also to payments of gross proceeds from the sale or other disposition on or after January 1, 2019 of our common stock, recently proposed Treasury regulations eliminate such withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued. Non-U.S. Holders are encouraged to consult with their tax advisors regarding the possible implications of the FATCA withholding rules on their investment in our common stock. If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “Distributions,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax.
Pre-funded warrants
Although it is not entirely free from doubt, a pre-funded warrant should be treated as a share of our common stock for U.S. federal income tax purposes and a holder of a pre-funded warrant should generally be taxed in the same manner as a holder of common stock. Accordingly, no gain or loss should be recognized upon the exercise of a pre-funded warrant and, upon exercise, the holding period of a pre-funded warrant should carry over to the share of common stock received. Similarly, the tax basis of a pre-funded warrant should carry over to the share of common stock received upon exercise, increased by the exercise price (if applicable). Each holder of pre-funded warrants should consult his, her or its own tax advisor regarding the risks associated with the acquisition of pre-funded warrants pursuant to this offering (including potential alternative characterizations).

Underwriting
We are offering the shares of common stock and pre-funded warrants described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC and SVB Securities LLC are acting as joint book-running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the representatives. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock and pre-funded warrants listed next to its name in the following table:
Name	Number of shares of common stock	Number of pre-funded warrants
J.P. Morgan Securities LLC
SVB Securities LLC
Total
The underwriters are committed to purchase all the common stock and pre-funded warrants offered by us if they purchase any shares or pre-funded warrants. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.
The underwriters propose to offer the shares of common stock and pre-funded warrants directly to the public at the public offering prices set forth on the cover page of this prospectus supplement and, in the case of the common stock, to certain dealers at that price less a concession not in excess of $      per share. After the offering of the shares to the public, the offering price and other selling terms may be changed by the underwriters. Sales of shares made outside of the United States may be made by affiliates of the underwriters. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The underwriters have an option to buy up to an additional $18,750,000 of shares of common stock from us. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.
The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock, or the public offering price per pre-funded warrant less the amount paid by the underwriters to us per pre-funded warrant, as the case may be. The underwriting fee is $      per share of common stock and per pre-funded warrant. The following table shows the per share and per pre-funded warrant and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without option to purchase additional shares exercised	With full option to purchase additional shares exercised
Per share of common stock	$	$
Per pre-funded warrant	$	$
Total	$	$
We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and advisory, legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $      . We have agreed to reimburse the underwriters for certain expenses related to clearance of this offering with the Financial Industry Regulatory Authority, Inc., or FINRA.
A prospectus in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.
We have agreed that we will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case, without the prior written consent of J.P. Morgan Securities LLC and SVB Securities LLC for a period of 60 days after the date of this prospectus supplement, subject to certain limited exceptions set forth in the underwriting agreement. The restrictions described in this paragraph will not apply to the issuance of shares of common stock upon the exercise of the pre-funded warrants or upon the vesting of restricted stock units during the 60-day period following the date of this prospectus supplement.
Our directors, executive officers and stockholders holding approximately 8.8 million shares of our common stock and all outstanding warrants to acquire shares of our common stock as of December 7, 2022 have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with certain limited exceptions, for a period of 45 days after the date of this prospectus supplement, may not, without the prior written consent of J.P. Morgan Securities LLC and SVB Securities LLC, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (iii) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

Shares of our common stock are listed on Nasdaq under the symbol “REPL.” We do not intend to list the pre-funded warrants on Nasdaq, any other nationally recognized securities exchange or any other nationally recognized trading system.
In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.
The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.
These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on Nasdaq, in the over-the-counter market or otherwise.
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Other relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates may in the future perform various financial advisory and investment banking services for us, for which they may receive customary fees and expenses.
In addition, in the ordinary course of business, the underwriters and their respective affiliates may make or hold a broad array of investments including serving as counterparties to certain derivative and hedging arrangements and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities and/or instruments. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
SVB Securities LLC is the sales agent under an “at the market offering” sales program (“ATM Program”) under which we may offer and sell our common stock having aggregate sales proceeds of up to $100.0 million from time to time. We may not make sales of common stock under the ATM Program during the period of 60 days after the date of this prospectus supplement, in accordance with the lock-up restrictions described above.

Selling restrictions
Notice to prospective investors in the European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of our common stock or pre-funded warrants have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of our common stock or pre-funded warrants which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares of our common stock or pre-funded warrants may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)   to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
(b)   to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or
(c)   in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares of our common stock or pre-funded warrants shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares of our common stock or pre-funded warrants or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares of our common stock or pre-funded warrants being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of our common stock or pre-funded warrants acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of our common stock or pre-funded warrants to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to shares of our common stock or pre-funded warrants in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock or pre-funded warrants to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our common stock or pre-funded warrants, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to prospective investors in the United Kingdom
No shares of our common stock or pre-funded warrants have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of our common stock or pre-funded warrants which has been approved by the Financial Conduct Authority, except that the shares of our common stock or pre-funded warrants may be offered to the public in the United Kingdom at any time:
(a)   to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
(b)   to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
(c)   in any other circumstances falling within Section 86 of the FSMA.

provided that no such offer of the shares of our common stock or pre-funded warrants shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares of our common stock or pre-funded warrants in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock or pre-funded warrants to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our common stock or pre-funded warrants and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at, persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as relevant persons) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares of our common stock or pre-funded warrants in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Notice to prospective investors in Hong Kong
The shares of our common stock or pre-funded warrants have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder, or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares of our common stock or pre-funded warrants has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of our common stock or pre-funded warrants which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to prospective investors in Japan
The shares of our common stock or pre-funded warrants have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares of our common stock or pre-funded warrants nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Saudi Arabia
This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority

(“CMA”) pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended. The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.
Notice to prospective investors in Australia
This prospectus:
•
does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•
has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The shares of our common stock or pre-funded warrants may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares of our common stock or pre-funded warrants may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares of our common stock or pre-funded warrants may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares of our common stock or pre-funded warrants, you represent and warrant to us that you are an Exempt Investor.
As any offer of shares of our common stock or pre-funded warrants under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares of our common stock or pre-funded warrants you undertake to us that you will not, for a period of 12 months from the date of issue of the shares of our common stock or pre-funded warrants, offer, transfer, assign or otherwise alienate those shares of our common stock or pre-funded warrants to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Notice to prospective investors in the Dubai International Financial Centre (“DIFC”)
This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.
In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to prospective investors in Switzerland
The shares of our common stock or pre-funded warrants may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of our common stock or pre-funded warrants or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares of our common stock or pre-funded warrants have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares of our common stock or pre-funded warrants will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares of our common stock or pre-funded warrants has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of our common stock or pre-funded warrants.
Notice to prospective investors in Canada
The shares of our common stock or pre-funded warrants may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock or pre-funded warrants must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to prospective investors in Israel
This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, qualified investors listed in the first addendum, or the Addendum, to the Israeli Securities Law. Qualified investors may be required to submit written confirmation that they fall within the scope of the Addendum. In addition, we may distribute and direct this document in Israel, at our sole discretion, to investors who are not considered qualified investors, provided that the number of such investors in Israel shall be no greater than 35 in any 12-month period.
Notice to prospective investors in Singapore
Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares of our common stock or pre-funded warrants, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares of our common stock or pre-funded warrants are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Each underwriter has acknowledged that this prospectus supplement and the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any shares of our common stock or pre-funded warrants or caused the shares of our common stock or pre-funded warrants to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares of our common stock or pre-funded warrants or cause the shares of our common stock or pre-funded warrants to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of our common stock or pre-funded warrants, whether directly or indirectly, to any person in Singapore other than:
(a)   to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;
(b)   to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or
(c)   otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares of our common stock or pre-funded warrants are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)    a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)   a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of our common stock or pre-funded warrants pursuant to an offer made under Section 275 of the SFA except:
(i)   to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(ii)   where no consideration is or will be given for the transfer;
(iii)   where the transfer is by operation of law;
(iv)   as specified in Section 276(7) of the SFA; or
(v)   as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Notice to prospective investors in China
This prospectus supplement will not be circulated or distributed in the People’s Republic of China (“PRC”) and the shares of our common stock or pre-funded warrants will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.
Notice to prospective investors in Korea
The shares of our common stock or pre-funded warrants have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the shares of our common stock or pre-funded warrants have been and will be offered in Korea as a private placement under the FSCMA. None of the shares of our common stock or pre-funded warrants may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). The shares of our common stock or pre-funded warrants have not been listed on any securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the shares of our common stock or pre-funded warrants shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares of our common stock or pre-funded warrants. By the purchase of the shares of our common stock or pre-funded warrants, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares of our common stock or pre-funded warrants pursuant to the applicable laws and regulations of Korea.
Notice to prospective investors in Malaysia
No prospectus or other offering material or document in connection with the offer and sale of the shares of our common stock or pre-funded warrants has been or will be registered with the Securities Commission of Malaysia (“Commission”) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of our common stock or pre-funded warrants may not be circulated or distributed, nor may the shares of our common stock or pre-funded warrants be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services Licence; (iii) a person who acquires the shares of our common stock or pre-funded warrants, as principal, if the offer is on terms that the shares of our common stock or pre-funded warrants may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the shares of our common stock or pre-funded warrants is made by a holder of a Capital Markets Services Licence who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Notice to prospective investors in Taiwan
The shares of our common stock or pre-funded warrants have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares of our common stock or pre-funded warrants in Taiwan.
Notice to prospective investors in South Africa
Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted) (the “South African Companies Act”)) is being made in connection with the issue of the shares of our common stock or pre-funded warrants in South Africa. Accordingly, this document does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The shares of our common stock or pre-funded warrants are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:
Section 96 (1)   (a)
The offer, transfer, sale, renunciation or delivery is to:

(i)   persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;
(ii)   the South African Public Investment Corporation;
(iii)   persons or entities regulated by the Reserve Bank of South Africa;
(iv)   authorised financial service providers under South African law;
(v)   financial institutions recognised as such under South African law;
(vi)   a wholly-owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorised portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or
(vii)   any combination of the person in (i) to (vi); or
Section 96 (1) (b)
the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a) of the South African Companies Act.

Information made available in this prospectus supplement should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.
Notice to prospective investors in the United Arab Emirates
The shares of our common stock or pre-funded warrants have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the DIFC) other than in compliance with the laws of the United Arab Emirates (and the DIFC) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the DIFC) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
Notice to prospective investors in Bermuda
Shares of our common stock or pre-funded warrants may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.
Notice to prospective investors in the British Virgin Islands
The shares of our common stock or pre-funded warrants are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of the Company. The shares of our common stock or pre-funded warrants may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands) (“BVI Companies”), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.
Legal matters
The validity of the shares of common stock and pre-funded warrants offered hereby will be passed upon for us by Morgan, Lewis & Bockius LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Cravath, Swaine & Moore LLP.
Experts
The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended March 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Where you can find more information
We are subject to the information requirements of the Exchange Act, and in accordance with the Exchange Act, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). Our corporate website address is www.replimune.com. Information contained on or accessible through our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.
Incorporation by reference
The SEC allows us to incorporate by reference into this prospectus supplement and the accompanying prospectus the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede prior information. Any information so updated and superseded shall not be deemed, except as so updated and superseded, to constitute a part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement and prior to the effectiveness of the registration statement, and prior to the termination of the offering. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, will be incorporated by reference into, or otherwise included in, this prospectus supplement:
1.   our Annual Report on Form 10-K for the fiscal year ended March 31, 2022, filed with the SEC on May 19, 2022;
2.   our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2022 and September 30, 2022, filed with the SEC on August 4, 2022 and November 3, 2022, respectively;
3.   the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 27, 2022 that are specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2022;
4.   our Current Reports on Form 8-K filed with the SEC on June 3, 2022 (other than with respect to Item 7.01 thereof), June 23, 2022, September 8, 2022, October 7, 2022 (other than with respect to Item 7.01 thereof), and December 7, 2022; and
5.   our description of our common stock contained in the registration statement on Form 8-A, filed on July 17, 2018, as updated by Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2022, and all amendments and reports updating such description.
We make available, free of charge, through our website at www.replimune.com under “Investors & Media” our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements for our annual meetings of stockholders, and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. In addition, the SEC maintains an Internet website that contains reports, proxy and information statements, and other information that we file with the SEC at www.sec.gov. You may also obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus supplement) by writing or calling us at the following address and telephone number:
Replimune Group, Inc.
Attention: Investor Relations
500 Unicorn Park
Woburn, MA 01801
+1 (781) 222-9600
You should rely only on the information incorporated by reference or provided in this prospectus supplement and accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents.

Prospectus
Up to $400,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
We may offer and sell from time to time our shares of common stock, shares of preferred stock, warrants and debt securities, as well as units that include any combination of the foregoing securities. We may sell any combination of these securities in one or more offerings with an aggregate offering price of up to $400 million.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing specific terms of the particular offering together with this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities that we may offer. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “REPL.” On June 22, 2022, the closing price of our common stock was $17.42.
Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” on page 5 of this prospectus.
We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 27, 2022.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration statement, we may sell common stock, preferred stock, warrants and debt securities, as well as units that include any combination of the foregoing securities, in one or more offerings from time to time. The maximum aggregate amount of the securities that we may offer pursuant to the registration statement of which this prospectus is a part is limited to $400 million. This prospectus provides you with a general description of the securities we may offer.
Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will include more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. Before buying any of the securities being offered, we urge you to carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectuses we have authorized for use in connection with a specific offering, together with the additional information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference.”
This prospectus may not be used to consummate a sale of securities unless it is accompanied by an additional prospectus or prospectus supplement.
You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the prospectus supplement or any related free writing prospectus, or the time of any sale of a security.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus includes summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information.”
Unless the context otherwise requires, references in this prospectus to (i) “Replimune,” the “Company,” “we,” “us” and “our” refer to Replimune Group, Inc. and its consolidated subsidiaries and (ii) a year are references to the applicable calendar year and not our fiscal year.

ii

MARKET DATA
This prospectus and the documents incorporated by reference herein include market and industry data and forecasts concerning our business and the markets for certain cancers, including data regarding the estimated size of those markets and the incidence and prevalence of certain medical conditions, that we have derived from independent consultant reports, publicly available information, various industry, medical and general publications, other published industry sources, government data and our internal data and estimates. Independent consultant reports, industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable. Our internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions.

iii

PROSPECTUS SUMMARY
The following summary highlights selected information contained or incorporated by reference elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the information under the caption “Risk Factors” herein and the applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements and the related notes, and the exhibits to the registration statement of which this prospectus is a part.
Our Company
We are a clinical-stage biotechnology company committed to applying our leading expertise in the field of oncolytic immunotherapy to transform the lives of cancer patients through our novel tumor-directed oncolytic immunotherapies. Our proprietary tumor-directed oncolytic immunotherapy product candidates are designed and intended to maximally activate the immune system against cancer.
Oncolytic immunotherapy is an emerging drug class, which we intend to establish as the second cornerstone of immune-based cancer treatments, alongside checkpoint blockade. Oncolytic immunotherapy exploits the ability of certain viruses to selectively replicate in and directly kill tumors, as well as induce a potent, patient-specific, anti-tumor immune response. Our product candidates incorporate multiple mechanisms of action into a practical “off-the-shelf” approach that is intended to maximize the immune response against a patient’s cancer and to offer significant advantages over other approaches to inducing anti-tumor immunity, including personalized vaccine approaches. We believe that the bundling of multiple approaches for the treatment of cancer into single therapies will increase clinical efficacy and simplify the development path of our product candidates, while also improving patient outcomes at a lower cost to the healthcare system than the use of multiple different drugs.
Our proprietary RPx platform is based on a proprietary, engineered strain of herpes simplex virus 1, or HSV-1, backbone with payloads added to maximize immunogenic cell death and the induction of a systemic anti-tumor immune response. The RPx platform has a dual local and systemic mechanism of action, or MOA, consisting of direct selective virus-mediated killing of the tumor resulting in the release of tumor-derived antigens and altering of the tumor microenvironment, or TME, to ignite a strong and durable systemic response. This MOA is expected to be synergistic with most established and experimental cancer treatment modalities, and, with an attractive safety profile, the RPx platform is expected to have the versatility to be developed alone or combined with a variety of other treatment options. We currently have three RPx product candidates in our development pipeline, RP1 (vusolimogene oderparepvec), our lead product candidate, RP2 and RP3.
We are conducting a number of clinical trials of RP1, both as a monotherapy and in combination with anti-PD-1 therapy, with a focus on immune-responsive tumors. We are actively enrolling patients in a randomized, controlled Phase 2 clinical trial of RP1 with cutaneous squamous cell carcinoma, or CSCC, RP1’s lead indication, which is referred to herein as CERPASS or the CERPASS trial, under an agreement with our partner Regeneron Pharmaceuticals, Inc., or Regeneron. CERPASS is a registration directed clinical trial evaluating RP1 in combination with cemiplimab, an anti-PD-1 therapy developed by Regeneron, versus cemiplimab alone. CERPASS is enrolling approximately 180 evaluable patients with locally advanced or metastatic CSCC who are naïve to anti-PD1 therapy. The CERPASS trial will evaluate complete response and overall response rate as its two primary efficacy endpoints as assessed by independent review, as well as duration of response, progression-free survival and overall survival, as secondary endpoints. Regeneron has granted to us a non-exclusive royalty-free license to cemiplimab for use in this trial, is funding one-half of the clinical trial costs, and is supplying cemiplimab at no cost. If the CERPASS trial generates compelling clinical data demonstrating the benefits of the combined treatment, we believe the data could support a filing with regulatory authorities seeking marketing approval. We expect to complete enrollment of the CERPASS trial in mid-year 2022 and for the primary data analysis to be triggered six months thereafter with top line data to be released in early 2023.

We continue our collaboration with Bristol-Myers Squibb Company, or BMS, under which BMS has granted us a non-exclusive, royalty-free license to, and is supplying at no cost, its anti-PD-1 therapy, nivolumab, for use in combination with RP1 in a multi-cohort Phase 1/2 clinical trial, which is referred to herein as IGNYTE, or the IGNYTE trial. There are four tumor specific cohorts currently enrolling in the IGNYTE trial, including a registration directed Phase 2 expansion cohort enrolling 125 patients with anti-PD-1 failed cutaneous melanoma who are being treated with RP1 in combination with nivolumab. The additional three cohorts are in non-melanoma skin cancers, or NMSC, which includes patients with both naïve and anti-PD-1 failed disease, in anti-PD-1 failed microsatellite instability high, or MSI-H/dMMR tumors (which we recently changed by protocol amendment from anti-PD1 naïve disease), and in anti-PD(L)-1 failed non-small cell lung cancer, or NSCLC.
We initiated the registration directed Phase 2 expansion cohort in the IGNYTE trial enrolling 125 patients with anti-PD-1 failed cutaneous melanoma after completing enrollment in a prior Phase 2 cohort in the same clinical trial of approximately 30 patients with melanoma, which demonstrated the tolerability and clinical activity of the combination of RP1 and nivolumab in patients with melanoma, including those who had failed prior anti-PD-1 when given alone or in combination with CTLA-4 blockade. In March 2021, we held a Type B meeting with the U.S. Federal Drug Administration, or FDA, to discuss the design of the 125 patient expansion cohort in the IGNYTE trial. In this meeting, the FDA expressed that while a randomized controlled clinical trial would always be preferred for registration purposes, that in this patient population with no clear standard of care, if the clinical data is sufficiently compelling then the data could be considered for submission by the FDA under the accelerated approval pathway. The FDA also indicated that a randomized confirmatory trial would also be needed as is required under the accelerated approval pathway. The design of the confirmatory trial is intended to be discussed with the FDA prior to a Biologics License Application, or BLA, submission. In March 2022, we released updated data showing that RP1 combined with nivolumab continues to demonstrate deep and durable responses in patients with melanoma, including a 37.5% overall response rate in anti-PD-1 failed disease. We expect to release initial directional data from the first 75 patients with six month follow up in late 2022. In order to document sufficient durability of response, an important secondary endpoint of the study, the primary analysis upon which a filing is intended to be made is expected to be triggered 12 months following the last patient being enrolled.
We continue to enroll patients in our three additional IGNYTE Phase 2 cohorts under our collaboration with BMS in which we are evaluating RP1 in combination with nivolumab. In NMSC, we have completed enrollment in the anti-PD-1 naïve NMSC cohort, including patients with cutaneous squamous cell carcinoma, or CSCC, basal cell carcinoma, or BCC, merkel cell carcinoma, or MCC, and angiosarcoma. Updated data from the CSCC patients in the anti-PD-1 naïve NMSC cohort, presented in March 2022, continued to show nearly half of those patients achieving a complete response and nearly 65% achieving a complete or partial response. We are currently enrolling 30 patients in an extension of the NMSC cohort of RP1 in combination with nivolumab in NMSC patients who have failed prior treatment with anti-PD(L)-1. In March 2022, we reported initial data from this extension cohort where responses had been observed in anti-PD(L)-1 failed CSCC, MCC and angiosarcoma tumors. We believe the activity of RP1 combined with nivolumab in this anti-PD(L)-1 failed cohort represents a new potential therapeutic option for these patients and supports the broad potential for RP1 in anti-PD(L)-1 failed disease beyond melanoma. Enrollment is ongoing in our MSI-H/dMMR and NSCLC cohorts.
We also have open for enrollment a Phase 1b/2 clinical trial of single agent RP1 in solid organ transplant recipients with skin cancers, including CSCC, which is referred to herein as ARTACUS or the ARTACUS trial, which we believe to be potentially registrational (in its own right or, subject to discussion with regulatory authorities, following enrollment of additional patients, including as a potential label expansion after an initial approval of RP1 in a different indication). We are currently enrolling up to 65 patients in the ARTACUS trial to assess the safety and efficacy of RP1 in liver and kidney transplant recipients with skin cancers. Enrollment in this clinical trial had been impacted by COVID-19, as the patient population is severely immune-compromised and considered very high risk. However, more recently we have seen an increase in enrollment as the COVID-19 impact continues to evolve. Even though the patient numbers are currently small, as reported in March 2022, we have observed responses in these patients with RP1 as monotherapy with a similar safety profile to that observed in our other RP1 clinical trials in patients who are not immune suppressed.

We are also developing additional product candidates, RP2 and RP3, that have been further engineered to enhance anti-tumor immune responses and are intended to address additional tumor types, including traditionally less immune responsive tumor types. In addition to the expression of GALV-GP R(-) and human GM-CSF as in RP1, RP2 has been engineered to express an antibody-like molecule intended to block the activity of CTLA-4, a protein that inhibits the full activation of an immune response, including to tumors. RP3 has been engineered with the intent to further stimulate an anti-tumor immune response through activation of immune co-stimulatory pathways through the additional expression of the ligands for CD40 and 4-1BBL, as well as anti-CTLA-4 and GALV-GP R(-), but without the expression of GM-CSF.
We initiated a Phase 1 clinical trial of RP2 alone and in combination with nivolumab in the second half of 2019. This clinical trial is also being conducted as part of our collaboration with BMS, under which BMS has granted us a non-exclusive, royalty-free license to, and will supply at no cost, nivolumab, for use in combination with RP2. In November 2020, we and BMS agreed to increase the number of patients in the combination part of this clinical trial from 12 to 30 patients. We have presented data from the single agent RP2 portion of this clinical trial that showed deep and durable responses, including demonstration of tumor response in uninjected lesions and in patients with difficult to treat advanced cancers. We believe that this data supports the hypothesis that anti-CTLA-4 delivered intra-tumorally through oncolytic virus replication, with accompanying antigen release and presentation, can provide potent anti-tumor effects. We have also presented combination data from the clinical trial that showed compelling activity in patients with immune insensitive tumors and with anti-PD-1 failed disease. In the second half of 2021, we reported full enrollment in the initial 30 patient combination with nivolumab part of the Phase 1 clinical trial following which a protocol amendment was made to expand this clinical trial to enroll additional patients who are required to have specific tumor types of interest, including lung cancer, breast cancer, gastro-intestinal cancers, head and neck cancer and uveal melanoma, rather than any type of tumor as were eligible for the initial 30 patient group. Initial data from this expanded cohort of RP2 Phase 1 patients is expected toward the end of 2022.
We have obtained clearance from the Medicines and Healthcare products Regulatory Agency in the United Kingdom to enter clinical development with RP3 and in December 2020 we initiated dosing in this clinical trial. This Phase 1 clinical trial is designed to evaluate RP3 alone and combined with anti-PD-1 therapy in advanced solid tumor patients. In March 2022, we reported initial data from the single agent monotherapy cohort of RP3 in superficial and deep tumors exploring two dose levels of RP3, including injections into deep tumors. The higher dose level has been confirmed as the recommended Phase 2 dose and no new safety signals have been observed as compared to RP1 or RP2. Enrollment of the combination part of this study has begun, combining RP3 with nivolumab under a collaboration and supply agreement with BMS. This cohort is focusing on enrolling patients with gastro-intestinal cancers, breast cancer, lung cancer and head and neck cancer. Initial data from this expanded cohort of RP3 Phase 1 patients is expected toward the end of 2022.
We intend to initiate a Phase 2 development plan for RP2 and RP3 to target a range of tumor types with un-met need, including where liver tumors are common and in patients with early disease where the objective of treatment would be to increase the proportion of patients achieving cure. This includes the development of RP2 and/or RP3 in combination with the current standard of care, including immunotherapy, chemotherapy and radiation, and in settings following the current standard of care. We are planning for initial signal finding single arm Phase 2 clinical trials in the following tumor types: squamous cell carcinoma of the head and neck, hepatocellular carcinoma and micro-satellite stable colorectal cancer with additional signal finding studies intended to follow. We expect to initiate this Phase 2 development work around the end of 2022.
RP1, RP2 and RP3 are administered by direct injection into solid tumors, guided either visually or by ultrasound, computerized tomography, or CT, or other imaging methods. We believe that direct injection maximizes virus-mediated tumor cell death, provides the most efficient delivery of virus-encoded immune activating proteins into the tumor with the goal of activating systemic immunity, and limits the systemic toxicities that could be associated with intravenous administration. Activation of systemic immunity through local administration is intended to lead to the induction of anti-tumor immune responses leading to clinical response of tumors that have not themselves been injected.

Corporate Information
We are a Delaware corporation formed in July 2017. Our principal executive offices are located at 500 Unicorn Park Drive, 3rd Floor, Woburn, MA 01801, and our telephone number is (781) 222-9600. Our website is www.replimune.com. Information that is contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. Our fiscal year end is March 31.
Implications of Being an Emerging Growth Company and Smaller Reporting Company
We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about our executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of (1) March 31, 2024, (2) the last day of the fiscal year (a) in which we have total annual gross revenue of at least $1.07 billion, or (b) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior September 30th, and (3) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three year period. References in this prospectus to “emerging growth company” shall have the meaning ascribed to it in the JOBS Act.
An emerging growth company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:
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an exemption from the requirements to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

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reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

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exemptions from the requirement to hold a nonbinding advisory vote on executive compensation and to obtain stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these reduced reporting requirements until such time as we cease to be an emerging growth company.
We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus forms a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from the information that you might receive from other public reporting companies in which you hold equity interests.
The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have irrevocably elected not to avail ourselves of this exemption and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.
Additionally, we are also a “smaller reporting company,” as defined in Regulation S-K. We will remain a smaller reporting company if we have (i) less than $250 million in market value of our shares held by non-affiliates as of the last business day of our second fiscal quarter or (ii) less than $100 million of annual revenues in our most recent fiscal year completed before the last business day of our second fiscal quarter and less than $700 million in market value of our shares held by non-affiliates as of the last business day of our second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks described in the documents incorporated by reference in this prospectus and any applicable prospectus supplement and any related free writing prospectus, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to the occurrence of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward- looking statements as a result of certain factors, including the risks described above and in the documents incorporated herein by reference, including in our most recent annual report on Form 10-K on file with the SEC and any amendments thereto, and in our subsequent reports and filings made with the SEC, all of which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the information incorporated by reference into this prospectus, contains, and any applicable prospectus supplement may contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities and Exchange Act of 1934, as amended, or the Exchange Act. Any statements, other than statements of historical facts, contained in this prospectus, any applicable prospectus supplement and any information incorporated by reference herein and therein may be deemed to be forward-looking statements. In some cases, you can identify these forward- looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, among other things:
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the timing, progress, and results of preclinical studies and clinical trials for our product candidates, including the timing of initiation and completion of studies or trials and related preparatory work and the period during which the results of the trials will become available;

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our ability to obtain additional funding as necessary;

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the timing, scope or likelihood of regulatory filings and approvals, including timing of our BLA, and filing for, and final approval by the FDA, of, RP1 or any of our other product candidates;

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the timing, scope, or likelihood of foreign regulatory filings and approvals;

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our ability to develop our product candidates for use in combination with other checkpoint blockade therapies, including anti-PD-1;

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our ability to develop and advance any future product candidates into, and successfully complete, clinical trials;

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our expectations regarding the size of the patient populations for RP1, RP2 and/or RP3 or any other product candidates from our RPx platform if approved for commercial use;

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our ability to successfully complete transfer of our product manufacturing to our in-house manufacturing facility from our contract manufacturers including comparability analysis and to qualify, obtain approval for, and maintain successful operation, approval and qualification of our in-house manufacturing operations;

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our ability to obtain and maintain sufficient quantities of raw material supplies or access single or limited sources of goods or services needed to build or maintain our product candidate supplies or otherwise operate our in-house manufacturing facility;

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the costs of operating our in-house manufacturing facility;

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our estimates regarding expenses and capital requirements;

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the implementation of our business model and our strategic plans for our business, RP1 and our other product candidates;

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the rate and degree of market acceptance and clinical utility of RP1 and our other product candidates;

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the potential benefits of and our ability to establish or maintain future collaborations or strategic relationships;

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our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals;

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our intellectual property position, including the scope of protection we are able to establish and maintain for intellectual property rights covering RP1 and our other product candidates, claims others may make regarding rights in our intellectual property, and any potential infringement, misappropriation or other violation of any third-party intellectual property rights;

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our competitive position, and developments and projections relating to our competitors and our industry;

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negative developments in the field of immuno-oncology;

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the impact of laws and regulations;

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the impact of the COVID-19 coronavirus, or COVID-19, as a global pandemic and related public health, travel, and supply chain issues;

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the impact of the Russian — Ukrainian conflict on the global economy and related governmental imposed sanctions;

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our expectations regarding the time during which we will be an emerging growth company under the JOBS Act; and

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the other risks and uncertainties described under “Risk factors” of our Annual Report on Form 10-K for the year ended March 31, 2022 and our subsequent filings which are incorporated by reference into this prospectus.

The forward-looking statements made in this prospectus, any applicable prospectus supplement and the documents that we incorporate by reference herein and therein relate only to events as of the date on which the statements are made. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus, any applicable prospectus supplement and the documents that we incorporate by reference herein and therein. Moreover, we operate in a competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus, any applicable prospectus supplement and the documents that we incorporate by reference herein and therein. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent required by applicable law. You should not rely on forward-looking statements as predictions of future events. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

USE OF PROCEEDS
Except as described in any applicable prospectus supplement or in any related free writing prospectuses we may authorize for use in connection with a specific offering, we currently expect to use the net proceeds from the securities offered hereunder, if any, together with our existing cash and cash equivalents and short-term investments, to fund preparations for the commercial launch of RP1 and, if approved, our subsequent commercialization and marketing efforts of RP1, to fund clinical development of our current and future product candidates based on our proprietary RPx platform, and for general corporate purposes, including working capital requirements and operating expenses. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.
THE SECURITIES WE MAY OFFER
We may sell common stock, preferred stock, warrants and debt securities, as well as units that include any combination of the foregoing securities, in one or more offerings from time to time under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement or free writing prospectus, or both, that will describe the specific amounts, prices and other important terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK
The following is a description of certain provisions of our certificate of incorporation and bylaws, and certain provisions of the Delaware General Corporation Law, or DGCL. The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, each filed as exhibits to the registration statement of which this prospectus forms a part, and the terms and provisions of the DGCL. For more complete information, you should carefully review our certificate of incorporation and bylaws, which have been filed with the SEC as exhibits to our registration statement of which this prospectus forms a part and which may be obtained as described below under “Where You Can Find More Information.”
Our authorized capital stock consists of 150 million shares of common stock, par value $0.001 per share, and 10 million shares of undesignated preferred stock, par value $0.001 per share.
Common stock
Subject to any preferential rights that may be applicable to any outstanding shares of preferred stock from time to time, the holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. The holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.
In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.
Preferred stock
Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 10 million shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions, as well as the number of shares constituting and the designation of any series, thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences or sinking fund terms any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. There are currently no shares of preferred stock outstanding, and we have no present plan to issue any shares of preferred stock.
The DGCL provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.
Pre-funded Warrants
We have issued pre-funded warrants to purchase approximately 5.3 million shares of our common stock at an exercise price of $0.0001 per share. The pre-funded warrants do not expire and may be exercised at any time after their original issuance. Under the pre-funded warrants, we may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant, which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder of the pre-funded warrant (together with its affiliates) to exceed 9.99% of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Any holder may increase or decrease such percentage to any other percentage upon at least 61 days’ prior notice from the holder to us, provided, that certain of the holders of our pre-funded warrants may only increase such percentage to 19.99%. The exercise price of the pre-funded warrants and the number of shares of our common stock issuable upon exercise of the pre-funded warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. The exercise price will not be adjusted below the par value of our common stock.
Anti-takeover effects of provisions of Delaware law and our certificate of incorporation and bylaws
Requirements for advance notification of stockholder meetings, nominations and proposals
Our certificate of incorporation provides that special meetings of the stockholders may be called only by or at the direction of our board of directors. Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.
Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Additionally, vacancies and newly created directorships may be filled only by a vote of a majority of the directors then in office, even if less than a quorum, and not by the stockholders. Our bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.
Our certificate of incorporation provides that our board of directors is expressly authorized to adopt, amend or repeal our bylaws.
No cumulative voting
The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not expressly provide for cumulative voting.
Amendments to certificate of incorporation and bylaws
The DGCL provides that, unless a corporation’s certificate of incorporation provides otherwise, the affirmative vote of holders of shares constituting a majority of the votes of all shares entitled to vote may approve amendments to the certificate of incorporation.
Our certificate of incorporation and bylaws provide that the affirmative vote of holders of at least 75% of the outstanding shares of capital stock, voting together as a single class, and entitled to vote in the election of directors will be required to amend, alter, change or repeal certain provisions of our certificate of incorporation and bylaws. This requirement of a supermajority vote to approve amendments to our certificate of incorporation and bylaws could enable a minority of our stockholders to exercise veto power over such amendments.
Forum selection clause
Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers or other employees to us or our stockholders;

(iii) any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws; or (iv) any action asserting a claim against us or any director or officer or other employee of ours governed by the internal affairs doctrine. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Our certificate of incorporation further provides that any person or entity that acquires any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions described above.
Staggered board
Our certificate of incorporation provides that our board of directors is divided into three classes of directors, with the directors in each class serving staggered three-year terms and with the number of directors in each class to be as nearly equal as possible.
Stockholder action by written consent
Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the corporation’s certificate of incorporation provides otherwise. Our certificate of incorporation prohibits the taking of any action of our stockholders by written consent without a meeting.
Delaware anti-takeover statute
We have not opted out of, and therefore are subject to, Section 203 of the DGCL. Section 203 provides that, subject to certain exceptions specified in the law, a publicly-held Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period after the date of the transaction in which the person became an interested stockholder unless:
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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned under employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock which is not owned by the interested stockholder.

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Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. Since Section 203 will apply to us, we expect that it would have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. In such event, we would also anticipate that Section 203 could discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders. Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Authorized but unissued capital stock
The DGCL does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which apply so long as our common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our investors of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
Registration rights
Certain of the holders of our common stock, or their transferees, are entitled to registration rights with respect to the registration of the resale of such shares under the Securities Act pursuant to our amended and restated investors’ rights agreement, by and among us and certain of our investors.
Limitations of liability and indemnification
Our certificate of incorporation limits the liability of directors to the fullest extent permitted by Delaware law. The effect of these provisions is to eliminate our rights and the rights of our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.
In addition, our certificate of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. We also expect to continue to maintain directors’ and officers’ liability insurance. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.
In addition to the indemnification required in our certificate of incorporation and bylaws, we enter into indemnification agreements with each of our directors and executive officers. These agreements provide for the indemnification of our directors and executive officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents. We believe that these provisions and indemnification agreements, as well as maintaining directors’ and officers’ liability insurance, help to attract and retain qualified persons as directors and officers.

Market listing
Our common stock is listed on the Nasdaq Global Select Market under the symbol “REPL.”
Transfer agent and registrar
The transfer agent and registrar for our common stock is Computershare Trust Company N.A.

DESCRIPTION OF DEBT SECURITIES
The following is a general description of the terms of debt securities we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities.
As required by Federal law for all bonds and notes of companies that are publicly offered, any debt securities we issue will be governed by a document called an “indenture.” We have summarized the general features of the debt securities to be governed by the indenture. The summary is not complete. An indenture is a contract between us and a financial institution acting as trustee on behalf of the holders of the debt securities, and is subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The trustee has two main roles. First, the trustee can enforce holders’ rights against us if we default. There are some limitations on the extent to which the trustee acts on holders’ behalf, described in the second paragraph under “Description of Debt Securities — Events of Default.” Second, the trustee performs certain administrative duties, such as sending interest and principal payments to holders.
Because this section is a summary, it does not describe every aspect of any debt securities we may issue or the indenture governing any such debt securities. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities, and we urge you to read the applicable executed indenture, which will be filed with the SEC at the time of any offering of debt securities, because it, and not this description, will define the rights of holders of such debt securities.
A prospectus supplement will describe the particular terms of any series of debt securities we may issue, including some or all of the following:
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the designation or title of the series of debt securities;

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the total principal amount of the series of debt securities, the denominations in which the offered debt securities will be issued and whether the offering may be reopened for additional securities of that series and on what terms;

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the percentage of the principal amount at which the series of debt securities will be offered;

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the date or dates on which principal will be payable;

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the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

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the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

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the terms for redemption, extension or early repayment, if any;

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the currencies in which the series of debt securities are issued and payable;

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whether the amount of payments of principal, interest or premium, if any, on a series of debt securities will be determined with reference to an index, formula or other method and how these amounts will be determined;

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the place or places of payment, transfer, conversion and/or exchange of the debt securities;

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the provision for any sinking fund;

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any restrictive covenants;

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events of default;

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whether the series of debt securities are issuable in certificated form;

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any provisions for legal defeasance or covenant defeasance;

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whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

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any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

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whether the debt securities are subject to subordination and the terms of such subordination;

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any listing of the debt securities on any securities exchange;

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whether the issuance of the debt securities may limit the incurrence of additional debt;

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if applicable, a discussion of material United States federal income tax considerations, including those related to original issue discount, if applicable; and

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any other material terms.

The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal, interest and premium, if any, will be paid by us in immediately available funds.
General
The indenture may provide that any debt securities proposed to be sold under this prospectus and the applicable prospectus supplement relating to such debt securities (“offered debt securities”) and any debt securities issuable upon conversion or exchange of other offered securities (“underlying debt securities”) may be issued under the indenture in one or more series.
For purposes of this prospectus, any reference to the payment of principal of, or interest or premium, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.
Debt securities issued under an indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture may also provide that there may be more than one trustee thereunder, each with respect to one or more different series of securities issued thereunder. See “Description of Debt Securities — Resignation of Trustee” below. At a time when two or more trustees are acting under an indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under an indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under an indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.
We refer you to the applicable prospectus supplement relating to any debt securities we may issue from time to time for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection, that will be applicable with respect to such debt securities.
We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the related prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Payment and Paying Agents
We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, often approximately two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Events of Default
Holders of debt securities of any series will have rights if an Event of Default occurs in respect of the debt securities of such series and is not cured, as described later in this subsection. The term “Event of Default” in respect of the debt securities of any series means any of the following:
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we do not pay the principal of, or any premium on, a debt security of the series on its due date;

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we do not pay interest on a debt security of the series within 30 days of its due date;

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we do not deposit any sinking fund payment in respect of debt securities of the series on its due date and we do not cure this default within five days;

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we remain in breach of a covenant in respect of debt securities of the series for 90 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series;

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we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; and

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any other Event of Default occurs in respect of debt securities of the series described in the prospectus supplement.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders.
Remedies if an Event of Default Occurs
If an Event of Default has occurred and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be cancelled by the holders of a majority in principal amount of the debt securities of the affected series if the default is cured or waived and certain other conditions are satisfied.
Except in cases of default, where the trustee has some special duties, the trustee typically is not required to take any action under an indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances.
Before a holder is allowed to bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt securities, the following must occur:
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the holder must give the trustee written notice that an Event of Default has occurred and remains uncured;

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the holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

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the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

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the holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, a holder is entitled at any time to bring a lawsuit for the payment of money due on its debt securities on or after the due date. Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.
Waiver of Default
The holders of a majority in principal amount of the relevant series of debt securities may waive a default for all such series of debt securities. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on a holder’s debt security, however, without the holder’s approval.
Merger or Consolidation
Under the terms of an indenture, we may be permitted to consolidate or merge with another entity. We may also be permitted to sell all or substantially all of our assets to another entity. However, typically we may not take any of these actions unless all the following conditions are met:
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if we do not survive such transaction or we convey, transfer or lease our properties and assets substantially as an entirety, the acquiring company must be a corporation, limited liability company, partnership or trust, or other corporate form, organized under the laws of any state of the United States or the District of Columbia, and such company must agree to be legally responsible for our debt securities, and, if not already subject to the jurisdiction of any state of the United States or the District of Columbia, the new company must submit to such jurisdiction for all purposes with respect to the debt securities and appoint an agent for service of process;

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alternatively, we must be the surviving company;

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immediately after the transaction no Event of Default will exist;

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we must deliver certain certificates and documents to the trustee; and

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we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver
There are three types of changes we may make to an indenture and the debt securities issued thereunder.
Changes Requiring Approval
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First, there are changes that we may not be able to make to debt securities without specific approval of all of the holders. The following is a list of the types of changes that may require specific approval:

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change the stated maturity of the principal of or rate of interest on a debt security;

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reduce any amounts due on a debt security;

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reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

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at any time after a change of control has occurred, reduce any premium payable upon a change of control;

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change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);

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impair the right of holders to sue for payment;

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adversely affect any right to convert or exchange a debt security in accordance with its terms;

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reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

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reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

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modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

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change any obligation we have to pay additional amounts.

Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect, including the addition of covenants and guarantees. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.
Changes Requiring Majority Approval
Any other change to the indenture and the debt securities may require the following approval:
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if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and

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if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance obligations with respect to some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “Description of Debt Securities — Modification or Waiver — Changes Requiring Approval.”
Further Details Concerning Voting
When taking a vote on proposed changes to the indenture and the debt securities, we expect to use the following rules to decide how much principal to attribute to a debt security:
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for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;

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for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the related prospectus supplement; and

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for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Description of Debt Securities — Defeasance — Legal Defeasance.”

We generally will be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within 11 months following the record date.
Book-entry and other indirect holders will need to consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Defeasance
The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and legal defeasance will not be applicable to that series.
Covenant Defeasance
We can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, the holders would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay holders’ debt securities. If applicable, a holder also would be released from the subordination provisions described under “Description of Debt Securities — Indenture Provisions — Subordination” below. In order to achieve covenant defeasance, we must do the following:
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If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

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We may be required to deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. Federal income tax law, we may make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity; and

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We must deliver to the trustee certain documentation stating that all conditions precedent to covenant defeasance have been complied with.

If we accomplish covenant defeasance, holders can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, holders may not be able to obtain payment of the shortfall.
Legal Defeasance
As described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “legal defeasance”), (1) if there is a change in U.S. Federal tax law that allows us to effect the release without causing the holders to be taxed any differently than if the release had not occurred, and (2) if we put in place the following other arrangements for holders to be repaid:
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If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

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We may be required to deliver to the trustee a legal opinion confirming that there has been a change in current U.S. Federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current U.S. Federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid each holder its share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for its debt securities and holders would recognize gain or loss on the debt securities at the time of the deposit; and
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We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to legal defeasance have been complied with.

If we ever did accomplish legal defeasance, as described above, holders would have to rely solely on the trust deposit for repayment of the debt securities. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, holders would also be released from the subordination provisions described later under “Description of Debt Securities — Indenture Provisions — Subordination.”
Resignation of Trustee
Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Indenture Provisions — Subordination
Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (defined below), but our obligation to holders to make payment of the principal of (and premium, if any) and interest on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), interest or sinking fund, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), interest and sinking fund, if any, on Senior Indebtedness has been made or duly provided for in money or money’s worth.
In the event that, notwithstanding the foregoing, any payment from us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.
By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The related indenture will provide that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.
“Senior Indebtedness” will be defined in an applicable indenture as the principal of (and premium, if any) and unpaid interest on:
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our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

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renewals, extensions, modifications and refinancings of any of such indebtedness.

The prospectus supplement accompanying any series of indenture securities denominated as subordinated debt securities will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.
Trustee
We intend to name the indenture trustee for each series of indenture securities in the related prospectus supplement.
Certain Considerations Relating to Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock, shares of our preferred stock or debt securities. The following description sets forth certain general terms and provisions of the warrants that we may offer pursuant to this prospectus. The particular terms of the warrants and the extent, if any, to which the general terms and provisions may apply to the warrants so offered will be described in the applicable prospectus supplement.
Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
A copy of the forms of the warrant agreement and the warrant certificate relating to any particular issue of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the warrant agreement and the related warrant certificate, if applicable, see “Where You Can Find More Information.”
Stock Warrants
The prospectus supplement relating to a particular issue of warrants to issue shares of our common stock or shares of our preferred stock will describe the terms of the common share warrants and preferred share warrants, including the following:
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the title of the warrants;

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the offering price for the warrants, if any;

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the aggregate number of the warrants;

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the designation and terms of the shares of common stock or shares of preferred stock that may be purchased upon exercise of the warrants;

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the terms for changes or adjustments to the exercise price of the warrants;

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if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

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if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

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the number of shares of common stock or shares of preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

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the dates on which the right to exercise the warrants commence and expire;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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if applicable, a discussion of material United States federal income tax considerations;

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anti-dilution provisions of the warrants, if any;

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redemption or call provisions, if any, applicable to the warrants;

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

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any other information we think is important about the warrants.

Debt Warrants
The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:
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the title of the warrants;

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the offering price for the warrants, if any;

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the aggregate number of the warrants;

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the designation and terms of the debt securities purchasable upon exercise of the warrants;

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the terms for changes or adjustments to the exercise price of the warrants;

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if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

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if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

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the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

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the dates on which the right to exercise the warrants will commence and expire;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

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information relating to book-entry procedures, if any;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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if applicable, a discussion of material United States federal income tax considerations;

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anti-dilution provisions of the warrants, if any;

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redemption or call provisions, if any, applicable to the warrants;

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

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any other information we think is important about the warrants.

Exercise of Warrants
Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock, shares of preferred stock or the principal amount of debt securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.
Until a holder exercises the warrants to purchase our shares of common stock, shares of preferred stock or debt securities, the holder will not have any rights as a holder of our shares of common stock, shares of preferred stock or debt securities, as the case may be, by virtue of ownership of warrants.

DESCRIPTION OF UNITS
We may issue, in one or more series, units consisting of common stock, preferred stock, or warrants for the purchase of common stock or preferred stock in any combination. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.
Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.
The applicable prospectus supplement may describe:
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the designation and terms of the units and of the securities composing the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities composing the units; and

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whether the units will be issued in fully registered or global form.

FORMS OF SECURITIES
Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the debt securities of a particular series, depositary shares, subscription right, units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.
So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, deposit agreement, subscription rights agreement, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, purchase unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, subscription rights agreement, unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, unit agreement or warrant agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, purchase agreements or units, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent or other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We may sell securities:
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through underwriters;

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through dealers;

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through agents;

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directly to purchasers;

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in an “at the market offering,” within the meaning of Rule 415(a)(4) of the Securities Act;

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in negotiated transactions;

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in block trades; or

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through a combination of any of these methods or any other method permitted by law.

In addition, we may issue the securities as a dividend or distribution to our existing security holders. We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers.
In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions:
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at a fixed price, or prices, which may be changed from time to time;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions. The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
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at a fixed price, or prices, which may be changed from time to time;

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the name of the agent or any underwriters;

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the public offering or purchase price;

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any discounts and commissions to be allowed or paid to the agent or underwriters;

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all other items constituting underwriting compensation;

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any discounts and commissions to be allowed or paid to dealers; and

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any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in any accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
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the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.
Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.
The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS
Certain legal matters, including the validity of the issuance of the securities offered, will be passed upon for us by Morgan, Lewis & Bockius LLP, Boston, Massachusetts. Additional legal matters may be passed upon by us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act, and in accordance with the Exchange Act, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). Our corporate website address is www.replimune.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference into this prospectus the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus, while information that we file later with the SEC will automatically update and supersede prior information. Any information so updated and superseded shall not be deemed, except as so updated and superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below, those portions of our Definitive Proxy Statement on Schedule 14A, that we will file with the SEC that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2022, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing of the initial registration statement and prior to the effectiveness of the registration statement, and prior to the termination of the offering.
Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, will be incorporated by reference into, or otherwise included in, this prospectus:
1.
our annual report on Form 10-K for the fiscal year ended March 31, 2022, filed with the SEC on May 19, 2022;

2.
our Current Report on Form 8-K filed with the SEC on June 3, 2022; and

3.
our description of our common stock contained in the registration statement on Form 8-A, filed on July 17, 2018, and all amendments and reports updating such description.

We make available, free of charge, through our website at www.replimune.com under “Investor and Media” our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus or any applicable prospectus supplement. In addition, the SEC maintains an Internet website that contains reports, proxy and information statements, and other information that we file with the SEC at www.sec.gov. You may also obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:
Replimune Group, Inc.
Attention: Investor Relations 500 Unicorn Park, 3rd Floor
Woburn MA 01801
+1-(781) 222-9600
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

$125,000,000
Replimune Group, Inc.
     Common stock
Pre-funded warrants to purchase
     shares of common stock
Joint Book-Running Managers
J.P. Morgan	SVB Securities